UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2012

Date of report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52738	98-0555508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
22610 US Highway 281 N., Suite 218, San Antonio, TX 78258
(Address of Principal Executive Offices) (Zip Code)

(210) 226-6700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 27, 2012, the Board of Directors of Cross Border Resources, Inc. (the “Company”) unanimously adopted an amendment to the Company’s Bylaws amending Article III, Section 13 to provide that stockholders may not act by written consent.

This amendment was adopted by the Board of Directors to protect all stockholders against a majority stockholder, or a group of stockholders holding a majority of the outstanding common shares, from taking actions without all stockholders having the opportunity to participate in the debate, deliberation and voting at a regularly scheduled annual or special meeting of stockholders. As disclosed in its Schedule 14A filed on February 24, 2012, the Company was notified that Red Mountain Resources, Inc. (“Red Mountain”) filed preliminary proxy materials in connection with a potential consent solicitation. The Board of Directors has unanimously agreed that the action by Red Mountain is not in the best interests of the stockholders and has made the changes described herein to protect the ability of all stockholders to participate in the election of directors at the Company’s 2012 annual meeting of stockholders (discussed in more detail below in Item 8.01 of this Form 8-K). Although the Company believes that this amendment and the amendment to the Bylaws adopted on November 14, 2011 (the addition of Article XIII – Acquisition of a Controlling Interest) renders the consent solicitation invalid, it anticipates that it will nevertheless file a preliminary consent revocation statement in the near future with the Securities and Exchange Commission in connection with the Red Mountain consent solicitation.

ITEM 8.01 OTHER EVENTS

The Company has scheduled its 2012 annual meeting of stockholders for May 9, 2012. The meeting will be held at 3:00p.m. Central Daylight Time at Hyatt Place San Antonio, 1610 East Sonterra Boulevard, San Antonio, TX 78258.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with the potential consent solicitation by Red Mountain. The Company expects to file a preliminary consent revocation statement in the near future with the Securities and Exchange Commission (the “SEC”) in connection with the potential Red Mountain consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Form S-1 Registration Statement (Amendment No. 1) filed with the SEC on August 2, 2011.  This document is available free of charge at the SEC’s website at www.sec.gov.  Additional information regarding the interests of potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the possible consent solicitation.

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Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the possible consent solicitation. THE COMPANY URGES INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the possible consent solicitation at the SEC’s website at www.sec.gov.

The information contained in this Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Information contained in this Form 8-K contains forward-looking statements that are not historical facts and are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward-looking statements are generally, but not always, identified by the words “expects”, “plans”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, “aims”, “potential”, “goal”, “objective”, “prospective”, and similar expressions or that events or conditions “will”, “would”, “may”, “can”, “could” or “should” occur. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions, misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company’s ability to raise financing for operations or access to cash, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in the Company’s filings with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1 Amendment No. 2 to Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2012

CROSS BORDER RESOURCES, INC.

By:	/s/ Everett Willard Gray, II
Everett Willard Gray, II Chief Executive Officer and Chairman of the Board

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